Exhibit 4.2

EXECUTION VERSION

TRUST DEED

DATED 27 MAY 2016

WILLIAM HILL PLC

and

WILLIAM HILL ORGANIZATION LIMITED

and

WHG (INTERNATIONAL) LIMITED

and

WILLIAM HILL AUSTRALIA HOLDINGS PTY LIMITED

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

constituting

£350,000,000

4.875 per cent. Guaranteed Notes due 2023

THIS TRUST DEED is made on 27 May 2016

BETWEEN:

(1)

WILLIAM HILL PLC, a company incorporated under the laws of England and Wales with company number 04212563, whose registered office is at Greenside House, 50 Station Road, Wood Green, London N22 7TP, England (the Issuer);

(2)

WILLIAM HILL ORGANIZATION LIMITED, a company incorporated under the laws of England and Wales with company number 00278208, whose registered office is at Greenside House, 50 Station Road, Wood Green, London N22 7TP, England (WHO);

(3)	WHG (INTERNATIONAL) LIMITED a company incorporated under the laws of Gibraltar with registered number 99191, whose registered office is at 6/1 Waterport Place, Gibraltar (WHG);

(4)

WILLIAM HILL AUSTRALIA HOLDINGS PTY LIMITED, a company incorporated under the laws of Australia with registered number ACN 161 652 955, whose registered office is at Level 30, 2 Park Street, Sydney, NSW 2000, Australia (William Hill Australia, and together with WHO and WHG, the Original Guarantors); and

(5)

THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 01675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS:

(A)

By a resolution of the Board of Directors of the Issuer passed on 20 January 2016 and 22 February 2016 and resolutions of a committee of the Board of Directors of the Issuer dated 6 May 2016 the Issuer has resolved to issue £350,000,000 4.875 per cent. Guaranteed Notes due 2023 to be constituted by this Trust Deed.

(B)

By a resolution of the Board of Directors of WHO passed on 6 May 2016, WHG passed on 6 May 2016 and William Hill Australia passed on 6 May 2016 the Original Guarantors have agreed to guarantee the Notes and to enter into certain covenants as set out in this Trust Deed.

(C)	The said Notes in definitive form will be in bearer form with Coupons attached.

(D)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1. DEFINITIONS

1.1	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agreement appointing the initial Paying Agents in relation to the Notes and any other agreement for the time being in force appointing Successor paying agents in relation to the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means the independent auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated or approved by the Trustee for the purposes of these presents;

Authority means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction;

Change of Control has the meaning set out in Condition 20;

Clearing System has the meaning set out in paragraph 1 of Schedule 3;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means the Conditions in the form set out in Schedule 2 as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Notes be construed accordingly;

Consolidated EBIT has the meaning set out in Condition 20;

Couponholders means the several persons who are for the time being holders of the Coupons;

Coupons means the bearer interest coupons appertaining to the Notes in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 12;

Euroclear means Euroclear Bank S.A./N.V.;

Event of Default means any of the conditions, events or acts provided in Condition 10 to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 1 of Schedule 3;

Global Note means the Temporary Global Note and/or the Permanent Global Note, as the context may require;

Guarantor means:

(i)	each Original Guarantor; and

(ii)

each other Subsidiary of the Issuer that enters into a deed supplemental to the Trust Deed (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that Subsidiary is organised or carries on business) for the purpose of giving a joint and several guarantee (in the same terms, mutatis mutandis, as the Notes Guarantee) in accordance with Condition 3(d) and clause 7.10, and, in each case, which has not been released or discharged from its obligations as a Guarantor in accordance with Condition 3(c), and the term Guarantors shall be construed accordingly;

Holding Company has the meaning set out in Condition 20;

Liability means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

Noteholders means the several persons who are for the time being holders of the Notes save that:

(a)	for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg; and

(b)	in respect of Notes in definitive form deposited with a common depository for Euroclear and Clearstream, Luxembourg and held in an account with Euroclear or Clearstream, Luxembourg,

each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Notes shall be deemed to be the holder of such principal amount of such Notes (and the holder of the relevant Global Note or the relevant Notes in definitive form shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such principal amount of such Notes, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such principal amount of such Notes in accordance with and subject to its terms and the provisions of these presents; and the words holder and holders and related expressions shall (where appropriate) be construed accordingly;

Notes means the notes in bearer form comprising the said £350,000,000 4.875 per cent. Guaranteed Notes due 2023 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Notes issued pursuant to Condition 12 and (except for the purposes of clause 3) the Temporary Global Note and the Permanent Global Note;

Notes Guarantee has the meaning set out in Condition 3(a);

Official List has the meaning given to “official list” in Section 103 of the Financial Services and Markets Act 2000;

outstanding means in relation to the Notes all the Notes issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent, as applicable, in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Condition 7;

(d)	those Notes which have become void under Condition 9;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12;

(f)

(for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12; and

(g)	any Global Note to the extent that it shall have been exchanged for another Global Note in respect of the Notes or for the Notes in definitive form pursuant to its provisions;

PROVIDED THAT for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the Noteholders or any of them, an Extraordinary Resolution in writing or an Ordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Notes;

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of subclause 9.1, Conditions 11 and 15(a) and paragraphs 4, 7 and 9 of Schedule 3;

(iii)

any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any of them,

those Notes (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, any Guarantor, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means the several institutions (including where the context permits the Principal Paying Agent) referred to as such in the Conditions and/or, if applicable, any Successor paying agents in relation to the Notes at their respective specified offices;

Permanent Global Note means the permanent global note in respect of the Notes to be issued pursuant to clause 3.3 in the form or substantially in the form set out in Schedule 1;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Principal Paying Agent means the institution at its specified office initially appointed as principal paying agent in relation to the Notes by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to the Notes;

Principal Subsidiary has the meaning set out in Condition 20;

Put Event has the meaning set out in Condition 7(c);

Relevant Date has the meaning set out in Condition 20;

Relevant Rating Downgrade means a downgrade or withdrawal of the credit rating assigned to the Notes by a Rating Agency (as defined in Condition 20) from Investment Grade (as defined in Condition 20) to non-Investment Grade in circumstances where, following such downgrade or withdrawal, the Notes do not have an Investment Grade rating from at least two Rating Agencies;

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Subsidiary has the meaning set out in Condition 20;

Successor means, in relation to the Principal Paying Agent and the other Paying Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents, the Agency Agreement and/or such other or further principal paying agent and/or paying agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to subclause 14(m) in accordance with Condition 13;

Successor in Business means any entity which acquires in any manner all or substantially all the undertaking, property and/or assets of the Issuer or carries on as a successor to the Issuer the whole or substantially the whole of the business carried on by the Issuer immediately prior thereto;

Tax means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax;

Temporary Global Note means the temporary global note in respect of the Notes to be issued pursuant to clause 3.1 in the form or substantially in the form set out in Schedule 1;

the London Stock Exchange means the London Stock Exchange plc or any successor thereto;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

UK Listing Authority means the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

(i)	words denoting the singular shall include the plural and vice versa;

(ii)	words denoting one gender only shall include the other genders; and

(iii)	words denoting persons only shall include firms and corporations and vice versa.

1.2	(a)

All references in these presents to principal and/or premium and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantors under these presents shall be deemed to include, in the case of amounts of principal and/or premium payable, a reference to any specific redemption price (as defined in the relevant Conditions) and, in any case, a reference to any additional amounts which may be payable under Condition 8.

(b)	All references in these presents to pounds sterling, pounds or the sign £ shall be construed as references to the lawful currency for the time being of the United Kingdom.

(c)

All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(e)

All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(f)

All references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantors (as the case may be).

(g)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system as is approved by the Trustee.

(h)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006.

(i)

In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(j)	In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.

(k)

All references in these presents to Notes being listed or having a listing shall, in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities and all references in these presents to listing or listed shall include references to quotation and quoted, respectively.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON THE NOTES

2.1	The aggregate principal amount of the Notes is limited to £350,000,000.

2.2

The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in pounds sterling in London in immediately available funds the principal amount of the Notes repayable on that date together with any applicable premium and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes at the rate of 4.875 per cent. per annum payable semi-annually in arrear on 7 March and 7 September, the first such payment for the period from and including 27 May 2016 to but excluding 7 September 2016 at the rate of £13.64 per £1,000 principal amount of Notes to be made on 7 September 2016 PROVIDED THAT:

(a)

every payment of principal, premium (if any) or interest in respect of the Notes to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Noteholders or Couponholders (as the case may be);

(b)

in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Notes and shall accrue on such premium (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Noteholders in respect thereof as stated in a notice given to the Noteholders in accordance with Condition 13 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(c)

in any case where payment of the whole or any part of the principal amount of or premium (if any) on any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (b) above) interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in pounds sterling payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder (in accordance with Condition 13) that the full amount (including interest as aforesaid) in pounds sterling payable in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

TRUSTEE’S REQUIREMENTS REGARDING PAYING AGENTS

2.3

At any time after an Event of Default or a Potential Event of Default shall have occurred or if there is failure to make payment of any amount in respect of any Note when due or the Trustee shall have received any money which it proposes to pay under clause 10 to the Noteholders and/or Couponholders, the Trustee may:

(a)

by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)

to act thereafter as Principal Paying Agent and Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)

to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent is obliged not to release by any law or regulation; and/or

(b)

by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn proviso (a) to subclause 2.2 of this clause relating to the Notes shall cease to have effect.

FURTHER ISSUES

2.4	(a)

The Issuer is at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the outstanding notes or bonds of any series (including the Notes) constituted by these presents or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

(b)

Any further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above so as to form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by these presents shall and any other further notes or bonds may (with the consent of the Trustee) be constituted by a deed supplemental to this Trust Deed. In any such case the Issuer and the Guarantors shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of subclause 2.2 in relation to the principal, premium (if any) and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

(c)	A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantors on their duplicates of this Trust Deed.

(d)

Whenever it is proposed to create and issue any further notes or bonds the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention so to do stating the amount of further notes or bonds proposed to be created and issued.

3.	FORM AND ISSUE OF NOTES AND COUPONS

3.1

The Notes shall be represented initially by the Temporary Global Note which the Issuer shall issue to a bank depositary common to both Euroclear and Clearstream, Luxembourg on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Notes in definitive form (Definitive Notes) (as notified to such depositary by the Joint Lead Managers of the issue of the Notes) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream, Luxembourg for the time being.

3.2

The Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile. The Temporary Global Note shall be in the aggregate principal amount of £350,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.3

The Issuer shall issue the Permanent Global Note in exchange for the Temporary Global Note in accordance with the provisions thereof. The Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile. The Permanent Global Note shall be in the aggregate principal amount of up to £350,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.4	The Issuer shall issue the Definitive Notes (together with the unmatured Coupons attached) in exchange for the Permanent Global Note in accordance with the provisions thereof.

3.5

The Definitive Notes and the Coupons shall be to bearer in the respective forms or substantially in the respective forms set out in Schedule 2 and the Definitive Notes shall be issued in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive Notes and the Coupons shall pass by delivery.

3.6

The Definitive Notes shall be signed manually or in facsimile by two of the Directors, or one Director and the Company Secretary, of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Coupons shall not be signed or authenticated.

3.7

The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer or is a Director of the Issuer as referred to in subclauses 3.2, 3.3 and 3.6 above notwithstanding that at the time of issue of the Temporary Global Note, the Permanent Global Note or any of the Definitive Notes, as the case may be, he may have ceased for any reason to be so authorised or to be the holder of such office. The Definitive Notes so signed and authenticated, and the Coupons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer.

4.	FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (a) the execution and delivery of these presents, (b) the constitution and issue of the Notes and the Coupons and (c) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Notes and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes and the Coupons. The Trustee will hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

6.1

The Issuer shall procure that all Notes (a) redeemed or (b) purchased and surrendered for cancellation by or on behalf of the Issuer, any Guarantor or any other Subsidiary of the Issuer or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 or (d) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)

the aggregate principal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any other Subsidiary of the Issuer and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith; and

(f)

the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons, shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of any such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon respectively and of cancellation of the relative Notes and Coupons.

6.2

The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption, cancellation, payment or exchange (as the case may be) and of all replacement notes or coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (b) that such records shall be made available to the Trustee at all reasonable times.

7.	GUARANTEE

7.1

The Original Guarantors hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of the Issuer, jointly and severally guarantee to the Trustee:

(a)

the due and punctual payment in accordance with the provisions of these presents of the principal of and premium (if any) and interest on the Notes and of any other amounts payable by the Issuer under these presents; and

(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer’s part to be performed or observed.

7.2

If the Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Original Guarantors shall cause each and every such payment to be made as if the Original Guarantors instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3

If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Original Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Original Guarantors shall jointly and severally indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Original Guarantors under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.4

The Original Guarantors hereby agree that their obligations under this clause shall be unconditional and that the Original Guarantors shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to subclause 19.1, whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Original Guarantors under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5

Without prejudice to the provisions of subclause 9.1 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Original Guarantors in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

7.6

The Original Guarantors waive diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenant that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Original Guarantors or otherwise.

7.7

If any moneys shall become payable by the Original Guarantors under this guarantee each Original Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)

in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to such Original Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Original Guarantors before payment in full of all amounts payable under these presents shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Original Guarantors on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with clause 10.

7.8	Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Original Guarantors shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Original Guarantors or on account of the Original Guarantors’ liability under this guarantee, without liability to pay interest on those moneys.

7.9

The obligations of the Original Guarantors under these presents constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Original Guarantors and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Original Guarantors, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

7.10	In connection with the proposed admission of any Subsidiary of the Issuer as a Guarantor pursuant to Condition 3(d), no such admission shall be effective until the Trustee shall have received:

(a)

a duly executed trust deed supplemental to this Trust Deed (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that Subsidiary is organised or carries on business) containing a joint and several guarantee (in the same terms, mutatis mutandis, as the Notes Guarantee) and otherwise in form and manner satisfactory to the Trustee pursuant to which such Subsidiary agrees to be bound by the provisions of these presents as fully as if such Subsidiary had been named in these presents as an Original Guarantor;

(b)

a duly executed agency agreement supplemental to the Agency Agreement in form and manner satisfactory to the Trustee pursuant to which such Subsidiary agrees to be bound, with effect from the date on which such Subsidiary becomes a guarantor, by the provisions of the Agency Agreement as fully as if such Subsidiary had been named therein as an Original Guarantor; and

(c)

such legal opinion(s) as the Trustee shall require from legal advisers satisfactory to the Trustee and in a form and with substance satisfactory to the Trustee as to the enforceability under the laws of all relevant jurisdictions of the guarantee to be given by such Subsidiary and all other obligations to be assumed by such Subsidiary in the agreements described in paragraphs (a) and (b) above, and such Subsidiary and the Issuer shall have complied with such other requirements to assure more fully that the agreements in paragraphs (a) and (b) above are enforceable as the Trustee may direct in the interests of the Noteholders.

7.11

If any Guarantor ceases to be a Guarantor under the Notes pursuant to Condition 3(c), such Guarantor will be deemed to be released simultaneously from all of its future obligations under these presents, without prejudice to any obligations which may have accrued prior to that time.

7.12

All the provisions of this Trust Deed relating to the Original Guarantors and the Guarantors shall apply to a Subsidiary of the Issuer which gives a guarantee pursuant to Condition 3(d) (each a New Guarantor) and to the guarantee given by the relevant New Guarantor in all respects as if the relevant New Guarantor had been a party to this Trust Deed and references herein to the Original Guarantors and Guarantors had included the relevant New Guarantor.

7.13

The Issuer and each Guarantor shall be deemed to have consented to the admission of any company as a New Guarantor and shall be deemed to be jointly and severally liable with any New Guarantor by virtue of the giving by any New Guarantor of a guarantee without the necessity for the Issuer or any Guarantor to concur in or consent to any deed admitting any New Guarantor.

8.	ENFORCEMENT

8.1

The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to each of the Issuer and the Guarantors to enforce their respective obligations under these presents.

8.2

Proof that as regards any specified Note or Coupon the Issuer or the Guarantors (as the case may be) have made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.	ACTION, PROCEEDINGS AND INDEMNIFICATION

9.1

The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 10 or the taking of any proceedings and/or other steps mentioned in subclause 8.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

9.2

The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

9.3

Only the Trustee may enforce the provisions of these presents. No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantors to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.	APPLICATION OF MONEYS

All moneys received by the Trustee under these presents shall be held by the Trustee upon trust to apply them (subject to clause 7.8 and clause 12):

(a)	First, in payment or satisfaction of all amounts then due and unpaid under clause 15 to the Trustee and/or any Appointee;

(b)

Secondly, in or towards retention of an amount which the Trustee considers necessary to pay any amounts that may thereafter become due to be paid under clause 15 to it or any Appointee, to the extent it considers that moneys received by it thereafter under these presents may be insufficient and/or may not be received in time to pay such amounts;

(c)	Thirdly, in or towards reimbursement pari passu and rateably of any amounts paid by any Indemnifying Parties as contemplated by clause 15.7, together with interest thereon as provided in clause 15.8;

(d)	Fourthly, in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Notes; and

(e)

Fifthly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this clause 10, if the Trustee holds any moneys which represent principal, premium (if any) or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

11.	NOTICE OF PAYMENTS

The Trustee shall give notice to the Noteholders in accordance with Condition 13 of the day fixed for any payment to them under clause 10. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

12.1

The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal, premium (if any) and interest on the Notes in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under clause 10. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under clause 15 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders or the holders of the related Coupons, as the case may be.

12.2

Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.	PARTIAL PAYMENTS

Upon any payment under clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS BY THE ISSUER AND THE GUARANTORS

So long as any of the Notes remains outstanding (or, in the case of paragraphs (h), (i), (m), (n), (o) and (q), so long as any of the Notes or Coupons remains liable to prescription) each of the Issuer and the Guarantors severally covenants with the Trustee that it shall:

(a)	at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(b)

give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to subclause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(c)

cause to be prepared and certified by the Auditors in respect of each financial accounting period of the Issuer accounts of the Issuer in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the London Stock Exchange;

(d)

at all times keep and procure its Subsidiaries to keep proper books of account and allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer, the relevant Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(e)

send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantors) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent by the Issuer to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities of the Issuer or the Guarantors other than their shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(f)

forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 4 or of the occurrence of any Event of Default, any Potential Event of Default, any Put Event, any Change of Control or any Relevant Rating Downgrade;

(g)

give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 27 December 2016 and in any event not later than 180 days after the end of each such financial period a certificate in or substantially in the form set out in Schedule 4 signed by two Directors, or one Director and the Company Secretary, of the Issuer to the effect that, to the best of their knowledge, belief and information (having made all reasonable enquiries), as at a date not more than seven days before delivering such certificate (the certification date) there did not exist and had not existed and had not happened since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default, any Potential Event of Default, any Put Event, any Change of Control or any Relevant Rating Downgrade (or if such exists or existed or had happened specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate each of the Issuer and the Guarantors has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(h)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(i)	at all times maintain Paying Agents in accordance with the Conditions;

(j)

procure the Principal Paying Agent to notify the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(k)

in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 that such payment has been made;

(l)

use reasonable endeavours to maintain the listing of the Notes on the London Stock Exchange or, if it is unable to do so having used reasonable endeavours or if the Trustee considers that the maintenance of such listing is unduly onerous and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(m)

give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any Paying Agent (other than the appointment of the initial Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Principal Paying Agent has been appointed on terms previously approved in writing by the Trustee;

(n)

send to the Trustee, not less than 14 days prior to which any such notice is to be given, the form of every notice to be given to the Noteholders in accordance with Condition 13 and obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(o)

comply with and perform all its obligations under the Agency Agreement and use reasonable endeavours to procure that the Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to clause 2.3(a)(i) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee and use all reasonable endeavours to make such amendments to such Agreement as the Trustee may require;

(p)

in order to enable the Trustee to ascertain the principal amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors, or one Director and the Company Secretary, of the Issuer setting out the total number and aggregate principal amount of Notes which:

(i)	up to and including the date of such certificate have been purchased by the Issuer, any Guarantor or any other Subsidiary of the Issuer and cancelled; and

(ii)

are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, any Guarantor, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company;

(q)	procure its Subsidiaries to comply with all (if any) applicable provisions of Conditions 7(f);

(r)

procure that each of the Paying Agents makes available for inspection by Noteholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheets and profit and loss accounts (consolidated if applicable) of the Issuer;

(s)

give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (g) above, a certificate by two Directors, or one Director and the Company Secretary, of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of the Issuer which as at the date hereof, as at the certification date (as defined in paragraph (g) above) of the relevant certificate given under paragraph (g) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Issuer became available were Principal Subsidiaries for the purposes of Condition 10;

(t)

give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Principal Subsidiary, a certificate by two Directors, or one Director and the Company Secretary, of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(u)

prior to making any modification or amendment or supplement to these presents, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee; and

(v)	give notice to the Trustee of the proposed redemption of the Notes at least 5 business days in London prior to the giving of any notice of redemption in respect of such Notes pursuant to Condition 13.

15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1

The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and to be paid on such dates as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2

In the event of the occurrence of an Event of Default, a Potential Event of Default, a Put Event, a Relevant Rating Downgrade or a Change of Control, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer or any Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).

15.3	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)

(in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

15.5

Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantors shall jointly and severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

15.6

The Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner relating to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing these presents, in each case against presentation of appropriate invoices.

15.7

Where any amount which would otherwise be payable by the Issuer and the Guarantors under subclause 15.5 or subclause 15.6 has instead been paid by any person or persons other than the Issuer or the Guarantors (each an Indemnifying Party), the Issuer failing whom the Guarantors shall pay to the Trustee an equal amount for the purpose of enabling the Trustee to reimburse the Indemnifying Parties.

15.8

All amounts payable pursuant to subclause 15.5 and 15.6 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of three per cent. per annum above the Base Rate of National Westminster Bank from the date such demand is made, and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day of such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.9

The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

15.10	Unless otherwise specifically stated in any discharge of these presents the provisions of this clause 15 shall continue in full force and effect notwithstanding such discharge.

16.	SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)

The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantors, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)

Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, electronic mail or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, electronic mail or cable although the same shall contain some error or shall not be authentic.

(c)

The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer, or any one Director and the Company Secretary of the Issuer, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)

The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)

The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or definitive Notes or the delivery of any Global Note or definitive Notes to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Put Event, Change of Control or Relevant Rating Downgrade has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Put Event, Change of Control or Relevant Rating Downgrade has happened and that each of the Issuer and the Guarantors is observing and performing all its obligations under these presents.

(g)

Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 9.1, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(h)

The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution or Ordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of Noteholders in respect whereof minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with these presents or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution or Ordinary Resolution in writing, or a direction or a request) it was not signed by the requisite number of Noteholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders and the relative Couponholders.

(i)

The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)

Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(k)

The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any Guarantor or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)

Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantors as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders.

(m)

The Trustee may certify that any of the conditions, events and acts set out in subparagraphs (ii) to (iv) (other than the winding-up or dissolution of the Issuer or a Guarantor), and (v) to (vii) (both inclusive) of Condition 10(a) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders.

(n)

The Trustee as between itself and the Noteholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders.

(o)

In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)

Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)

The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(r)

The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent, provided that the Trustee has exercised reasonable care in the selection of such agent.

(s)

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and, provided that the Trustee has exercised reasonable care in the selection of such person, the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)

The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(v)

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(w)

Subject to the requirements, if any, of the London Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(x)

The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it and on such demand being made the Issuer shall be obliged to make payment of all such sums in full, provided that the Trustee shall account for any such sum by provision of invoices to the Issuer when available.

(y)

No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity or pre-funding against such risk or Liability is not assured to it.

(z)

Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14(p)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company.

(aa)

The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(bb)

Any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee and/or any other person in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

(cc)

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(dd)	The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of these presents.

(ee)

When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

(ff)

The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

(gg)

The Trustee shall not incur any liability to the Issuer, Noteholders or any other person in connection with any approval given by it pursuant to clause 14(n) to any notice to be given to Noteholders by the Issuer; the Trustee shall not be deemed to have represented, warranted, verified or confirmed that the contents of any such notice are true, accurate or complete in any respects or that it may be lawfully issued or received in any jurisdiction.

(hh)

The Trustee shall not be responsible for monitoring whether any notices to Noteholders are given in compliance with the requirements of the London Stock Exchange or with any other legal or regulatory requirements.

(ii)

A report by two Directors of the Issuer addressed to the Trustee that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall (in the absence of manifest error), be conclusive and binding on all parties.

(jj)

Notwithstanding any other provisions of these presents, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made. For the avoidance of doubt, any withholding or deduction required pursuant to an agreement described in section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the Code), or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto, shall be deemed to be a Tax which is required to be deducted or withheld by Applicable Law.

17.	TRUSTEE’S LIABILITY

17.1

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for material breach of trust, negligence, wilful misconduct or fraud in relation to its duties under these presents.

17.2

Notwithstanding any provision of these presents to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, business, goodwill or opportunity), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

18.	TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantors or any person or body corporate associated with the Issuer or the Guarantors (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantors or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantors or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantors or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION

19.1

The Trustee may without the consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantors of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

MODIFICATION

19.2

The Trustee may without the consent or sanction of the Noteholders or Couponholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (a) to these presents or the Agency Agreement (other than the proviso to paragraph 7 of Schedule 3 or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

BREACH

19.3

Any breach of or failure to comply with any such terms and conditions as are referred to in subclauses 19.1 and 19.2 shall constitute a default by the Issuer or the Guarantors (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER

20.1

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note in definitive form of which he is the holder.

NO NOTICE TO COUPONHOLDERS

20.2

Neither the Trustee nor the Issuer nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 13.

ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

20.3

The Issuer, the Guarantors, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or of a particular principal amount of the Notes and the holder of any Coupon as the absolute owner of such Note, principal amount or Coupon, as the case may be, for all purposes (whether or not such Note, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantors, the Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note, principal amount or Coupon, as the case may be.

21.	SUBSTITUTION

21.1	(a)

The Trustee may agree with the Issuer and the Guarantors, but without the consent of the Noteholders or the Couponholders, to the substitution of the Holding Company or of a Subsidiary of the Issuer or of a Successor in Business (such substituted company being hereinafter called the New Company) in place of the Issuer (or of the previous substitute under this clause) as principal debtor under these presents provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the clause) and provided further that the Guarantors unconditionally and irrevocably guarantee all amounts payable under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to 21.1(a) above:

(i)	the Issuer, the Guarantors and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iii), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iii)

if two Directors of the New Company or one Director and the Company Secretary (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this clause as applicable.

21.2

Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 13. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

22.	CURRENCY INDEMNITY

Each of the Issuer and the Guarantors shall jointly and severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)

any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantors of any amount due to the Trustee or the Noteholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantors; and

(b)

any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors for a liquidated sum or sums in respect of amounts due under these presents (other than this clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or their liquidator or liquidators.

23.	NEW TRUSTEE

23.1

The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

23.2

Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantors.

Each of the Issuer and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

24.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 60 days’ prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer and the Guarantors undertake that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 23.2) giving notice under this clause or being removed by Extraordinary Resolution they will use their best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

25.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

26.	NOTICES

Any notice or demand to the Issuer, the Original Guarantors or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), by sending it by email, by delivering it in person or (in the case of notices required to be given to the Issuer or the Original Guarantors only) by giving the same by telephone as follows:

to the Issuer or any		William Hill PLC
Guarantor(s)		Greenside House
50 Station Road
Wood Green
London N22 7TP

Telephone No: +44 20 8918 3600
	Email:	npatel@williamhill.co.uk and
Michael.leadbeater@williamhill.com

	(Attention of:	Nilay Patel, Group Treasurer and Michael Leadbeater,
Director of Group Legal Services)

to the Trustee:	The Law Debenture Trust Corporation p.l.c.
Fifth Floor
100 Wood Street
London EC2V 7EX
	Email:	legalnotices@lawdeb.com
	(Attention:	the Manager, Commercial Trusts (Ref: 201631))

or to such other address, email address or telephone number as shall have been notified (in accordance with this clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telephone shall take effect when made. Any notice or demand sent by email as aforesaid shall be deemed to have been given, made or served; (a) in the case of communications to the Trustee, upon written confirmation of receipt from the Trustee (for the avoidance of doubt an automatically generated “received” or “read” receipt will not constitute written confirmation) and (b) in the case of communications to any other person, when received as evidenced by a read receipt, and, where a particular department or officer is specified as part of its address details provided under this clause, if addressed to that department or officer.

Any notice or notification made by telephone shall be confirmed by letter or email.

27.	GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

28.	SUBMISSION TO JURISDICTION

28.1

Each of the Issuer and each Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations in connection with these presents) and accordingly submits to the jurisdiction of the English courts. Each of the Issuer and each Guarantor waives any objection to the courts of England on the ground of venue or on the ground that they are an inconvenient forum.

28.2

To the extent allowed by law, each of the Trustee, the Noteholders and the Couponholders may take (a) any suit, action or proceeding arising out of or in connection with these presents (together referred to as Proceedings) against each of the Issuer and each Guarantor in any other court of competent jurisdiction and (b) Proceedings in any other jurisdiction (whether concurrently or not).

28.3

Each of WHG and William Hill Australia irrevocably appoints William Hill PLC at its registered office for the time being and in the event of its ceasing so to act each of WHG and William Hill Australia irrevocably agrees to appoint such other person as the Trustee may approve and as each of WHG and William Hill Australia may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of WHG and William Hill Australia:

(a)

agrees to procure that, so long as any of the Notes remains outstanding, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to it shall not impair the validity of such service or of any judgment based thereon;

(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to it in accordance with clause 26; and

(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.	UNDERTAKING REGARDING INFORMATION REPORTING AND COLLECTION OBLIGATIONS

The Issuer shall, within ten business days of a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Notes as the Trustee reasonably requests for the purposes of the Trustee’s compliance with Applicable Law and shall notify the Trustee reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by the Issuer is (or becomes) inaccurate in any material respect; provided, however, that the Issuer shall not be required to provide any forms, documentation or other information pursuant to this Clause 29 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any; (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Clause 29, “Applicable Law” means (i) any law or regulation, (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities, and (iv) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.

30.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

31.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Original Guarantors and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

FORM OF GLOBAL NOTES

PART 1

FORM OF TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

WILLIAM HILL PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 04212563)

TEMPORARY GLOBAL NOTE

representing

£350,000,000 4.875 PER CENT. GUARANTEED NOTES DUE 2023

(ISIN: XS1412547660)

Unconditionally and irrevocably guaranteed

as to payment of principal, premium (if any) and interest by

WILLIAM HILL ORGANIZATION LIMITED

(Incorporated with limited liability under the laws of

England and Wales with registered number 00278208)

and

WHG (INTERNATIONAL) LIMITED

(Incorporated with limited liability in Gibraltar with registered number 99191)

and

WILLIAM HILL AUSTRALIA HOLDINGS PTY LIMITED

(Incorporated with limited liability in Australia with registered number ACN 161 652 955)

This Note is a temporary Global Note without interest coupons in respect of a duly authorised issue of Notes of William Hill PLC (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of three hundred and fifty million pounds sterling (£350,000,000) and constituted by a Trust Deed dated 27 May 2016 (the Trust Deed) between the Issuer, William Hill Organization Limited, WHG (International) Limited and William Hill Australia Holdings Pty Limited as guarantors (the Original Guarantors) and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the Trustee). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed. The aggregate principal amount from time to time of this temporary Global Note shall be three hundred and fifty million pounds sterling (£350,000,000) or, if less, that amount as shall be shown by the latest entry duly made in the Schedule hereto.

1.	Promise to pay

Subject as provided in this temporary Global Note the Issuer promises to pay to the bearer the principal amount of this temporary Global Note (being at the date hereof three hundred and fifty million pounds sterling (£350,000,000)) on 7 September 2023 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest semi-annually in arrear on 7 March and 7 September on the principal amount from time to time of this temporary Global Note at the rate of 4.875 per cent. per annum together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for Permanent Global Note and purchases

This temporary Global Note is exchangeable in whole or in part upon the request of the bearer for a further global note in respect of up to £350,000,000 aggregate principal amount of the Notes (the Permanent Global Note) only on and subject to the terms and conditions set out below.

On and after 6 July 2016 (the Exchange Date) this temporary Global Note may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for the Permanent Global Note and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Note, the Permanent Global Note (or, as the case may be, endorse the Permanent Global Note) in an aggregate principal amount equal to the principal amount of this temporary Global Note submitted for exchange Provided that if definitive Notes (together with the Coupons appertaining thereto) have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this temporary Global Note may thereafter be exchanged only for definitive Notes (together with the Coupons appertaining thereto) and in such circumstances references herein to the Permanent Global Note shall be construed accordingly and Provided further that the Permanent Global Note shall be issued and delivered (or, as the case may be, endorsed) only if and to the extent that there shall have been presented to the Issuer a certificate from Euroclear Bank S.A./N.V. (Euroclear) or from Clearstream Banking, société anonyme (Clearstream, Luxembourg) to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes represented by this temporary Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

Any person who would, but for the provisions of this temporary Global Note, the Permanent Global Note and the Trust Deed, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for a like part of the Permanent Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it.

Upon (a) any exchange of a part of this temporary Global Note for a like part of the Permanent Global Note or (b) the purchase by or on behalf of the Issuer, the Guarantors or any other Subsidiary of the Issuer and cancellation of a part of this temporary Global Note in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 2 of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.	Payments

Until the entire principal amount of this temporary Global Note has been extinguished, this temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Note shall not (unless upon due presentation of this temporary Global Note for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (a) to receive any payment of interest on this temporary Global Note except (subject to (b) below) upon certification as hereinafter provided or (b) on and after the Exchange Date, to receive any payment on this temporary Global Note. Upon any payment of principal, premium or interest on this temporary Global Note the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 1 of the Schedule hereto.

Payments of interest in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream, Luxembourg to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes represented by this temporary Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. Any person who would, but for the provisions of this temporary Global Note and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it.

Upon any payment of principal and endorsement of such payment on Part 1 of the Schedule hereto, the principal amount of this temporary Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Note and on the relevant definitive Notes and Coupons.

4.	Accountholders

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal, premium and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantors and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.	Notices

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through Euroclear and/or Clearstream, Luxembourg and otherwise in such a manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg may approve for this purpose.

6.	Prescription

Claims against the Issuer and the Guarantors in respect of principal or premium and interest on the Notes represented by the Permanent Global Note or this temporary Global Note will be prescribed after 10 years (in the case of principal and premium) and five years (in the case of interest) from the Relevant Date (as defined in Condition 20).

7.	Call Option

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, no drawing of Notes as envisaged by Condition 7(e) will be required in the event that the Issuer exercises its call option pursuant to Condition 7(d) in respect of less than the aggregate principal amount of the Notes outstanding at such time. In such event, the standard procedures of Euroclear and/or Clearstream, Luxembourg shall operate to determine which interests in the Global Note(s) are to be subject to such option.

8.	Put Option

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 7(c) may be exercised by an Accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition.

9.	Euroclear and Clearstream, Luxembourg

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

10.	Authentication

This temporary Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

11.	Governing law

This temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

12.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

WILLIAM HILL PLC

By:
(Duly authorised)

Issued in London, England on 27 May 2016.

Certificate of authentication

This temporary Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised for and on behalf of
Citibank, N.A., London Branch as Principal Paying Agent

THE SCHEDULE

PART 1

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this temporary Global Note have been made:

Date made	Interest paid	Premium paid	Principal paid	Remaining principal amount of this temporary Global Note following such payment	Notation made on behalf of the Issuer
	£	£	£	£

PART 2

EXCHANGES FOR PERMANENT GLOBAL NOTE AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Note for a like part of the Permanent Global Note and/or purchases and cancellations of a part of this temporary Global Note have been made:

Date made	Part of principal amount of this temporary Global Note exchanged for a like part of the Permanent Global Note	Part of principal amount of this temporary Global Note purchased and cancelled	Aggregate principal amount of this temporary Global Note following such exchange or purchase and cancellation	Notation made on behalf of the Issuer
	£	£	£

PART 2

FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

WILLIAM HILL PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 04212563)

PERMANENT GLOBAL NOTE

representing up to

£350,000,000 4.875 PER CENT. GUARANTEED NOTES DUE 2023

(ISIN: XS1412547660)

Unconditionally and irrevocably guaranteed

as to payment of principal, premium (if any) and interest by

WILLIAM HILL ORGANIZATION LIMITED

(Incorporated with limited liability under the laws of

England and Wales with registered number 00278208)

and

WHG (INTERNATIONAL) LIMITED

(Incorporated with limited liability in Gibraltar with registered number 99191)

and

WILLIAM HILL AUSTRALIA HOLDINGS PTY LIMITED

(Incorporated with limited liability in Australia with registered number ACN 161 652 955)

This Note is a permanent Global Note without interest coupons in respect of a duly authorised issue of Notes of William Hill PLC (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of up to three hundred and fifty million pounds sterling (£350,000,000) and constituted by a Trust Deed dated 27 May 2016 (the Trust Deed) between the Issuer, William Hill Organization Limited, WHG (International) Limited and William Hill Australia Holdings Pty Limited as guarantors (the Original Guarantors) and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the Trustee). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed. The aggregate principal amount from time to time of this permanent Global Note shall be that amount not exceeding three hundred and fifty million pounds sterling (£350,000,000) as shall be shown by the latest entry duly made in the Schedule hereto.

1.	Promise to pay

Subject as provided in this permanent Global Note the Issuer promises to pay to the bearer the principal amount of this permanent Global Note on 7 September 2023 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest semi-annually in arrear on 7 March and 7 September on the principal amount from time to time of this permanent Global Note at the rate of 4.875 per cent. per annum together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for definitive Notes

This permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for definitive Notes only (a) upon the happening of any of the events defined in the Trust Deed as Events of Default, (b) if either Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream, Luxembourg) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available, or (c) if the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Directors of the Issuer is given to the Trustee.    Thereupon (in the case of (a) and (b) above) the holder of this permanent Global Note (acting on the instructions of (an) Accountholder(s) (as defined below)) may give notice to the Issuer, and (in the case of (c) above) the Issuer may give notice to the Trustee and the Noteholders, of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this permanent Global Note may or, in the case of (c) above, shall surrender this permanent Global Note to or to the order of the Principal Paying Agent. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of definitive Notes in bearer form, serially numbered, in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 each with interest coupons (Coupons) attached on issue in respect of interest which has not already been paid on this permanent Global Note (in exchange for the whole of this permanent Global Note).

Exchange Date means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and (except in the case of exchange pursuant to (b) above) in the city in which the relevant clearing system is located.

Upon (a) any exchange of a part of the Temporary Global Note for a part of this permanent Global Note or (b) the purchase by or on behalf of the Issuer, any Guarantor or any other Subsidiary of the Issuer and cancellation of a part of this permanent Global Note in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 2 of the Schedule hereto, whereupon the principal amount hereof shall be increased or, as the case may be, reduced for all purposes by the amount so exchanged or so purchased and cancelled and endorsed. Upon the exchange of the whole of this permanent Global Note for definitive Notes this permanent Global Note shall be surrendered to or to the order of the Principal Paying Agent and cancelled and, if the holder of this permanent Global Note requests, returned to it together with any relevant definitive Notes.

3.	Payments

Until the entire principal amount of this permanent Global Note has been extinguished, this permanent Global Note shall (subject as hereinafter and in the Trust Deed provided) in all respects be entitled to the same benefits as the definitive Notes and shall be entitled to the benefit of and be bound by the Trust Deed. Payments of principal, premium (if any) and interest in respect of Notes represented by this permanent Global Note will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of this permanent Global Note to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purposes. Upon any payment of principal, premium or interest on this permanent Global Note the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 1 of the Schedule hereto.

Upon any payment of principal and endorsement of such payment on Part 1 of the Schedule hereto, the principal amount of this permanent Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this permanent Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and Coupons.

4.	Accountholders

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal, premium and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantors and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.	Notices

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through Euroclear and/or Clearstream, Luxembourg and otherwise in such a manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg may approve for this purpose.

6.	Prescription

Claims against the Issuer and the Guarantors in respect of principal or premium and interest on the Notes represented by the Temporary Global Note or this permanent Global Note will be prescribed after 10 years (in the case of principal and premium) and five years (in the case of interest) from the Relevant Date (as defined in Condition 20).

7.	Call Option

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, no drawing of Notes as envisaged by Condition 7(e) will be required in the event that the Issuer exercises its call option pursuant to Condition 7(d) in respect of less than the aggregate principal amount of the Notes outstanding at such time. In such event, the standard procedures of Euroclear and/or Clearstream, Luxembourg shall operate to determine which interests in the Global Note(s) are to be subject to such option.

8.	Put Option

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 7(c) may be exercised by an Accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition.

9.	Euroclear and Clearstream, Luxembourg

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

10.	Authentication

This permanent Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

11.	Governing law

This permanent Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

12.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this permanent Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

WILLIAM HILL PLC

By:

(Duly authorised)

Issued in London, England on 27 May 2016.

Certificate of authentication

This permanent Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised for and on behalf of
Citibank, N.A., London Branch as Principal Paying Agent

THE SCHEDULE

PART 1

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this permanent Global Note have been made:

Date Made	Interest paid	Premium paid	Principal paid	Remaining principal amount of this permanent Global Note following such payment	Notation made on behalf of the Issuer
	£	£	£	£

PART 2

EXCHANGES OF THE TEMPORARY GLOBAL NOTE FOR THIS

PERMANENT GLOBAL NOTE AND

PURCHASES AND CANCELLATIONS

The following exchanges of a part of the Temporary Global Note for a like part of this permanent Global Note and purchases and cancellations of a part of this permanent Global Note have been made:

Date made	Part of principal amount of the Temporary Global Note exchanged for a like part of this permanent Global Note	Part of principal amount of this permanent Global Note purchased and cancelled	Aggregate principal amount of this permanent Global Note following such exchange or purchase and cancellation	Notation made on behalf of the Issuer
	£	£	£

SCHEDULE 2

FORM OF DEFINITIVE NOTE AND COUPON

PART 1

FORM OF DEFINITIVE NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[ ]	ISIN: XS1412547660	[Serial No.]

WILLIAM HILL PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 04212563)

£350,000,000 4.875 PER CENT. GUARANTEED NOTES DUE 2023

Unconditionally and irrevocably guaranteed as to

payment of principal, premium (if any) and interest by

WILLIAM HILL ORGANIZATION LIMITED

(Incorporated with limited liability under the laws of

England and Wales with registered number 00278208)

and

WHG (INTERNATIONAL) LIMITED

(Incorporated with limited liability in Gibraltar with registered number 99191)

and

WILLIAM HILL AUSTRALIA HOLDINGS PTY LIMITED

(Incorporated with limited liability in Australia with registered number ACN 161 652 955)

The issue of the Notes was authorised by a resolution of the Board of Directors of William Hill PLC (the Issuer) passed on 20 January 2016 and 22 February 2016 and resolutions of a committee of the Board of Directors of the Issuer dated 20 January 2016 and 22 February 2016 and the giving of the guarantee in respect of the Notes was authorised by a resolution of the Board of Directors of William Hill Organization Limited passed on 6 May 2016, WHG (International) Limited passed on 6 May 2016 and William Hill Australia Pty Limited passed on 6 May 2016 (the Original Guarantors).

This Note forms one of a series of Notes constituted by a Trust Deed (the Trust Deed) dated 27 May 2016 made between the Issuer, the Original Guarantors and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes and issued as Notes in bearer form in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 each with Coupons attached in an aggregate principal amount of £350,000,000.

The Issuer for value received and subject to and in accordance with the Conditions (the Conditions) endorsed hereon hereby promises to pay to the bearer on 7 September 2023 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the Conditions) the principal sum of:

£[        ] ([         ] thousand pounds sterling)

together with interest on the said principal sum at the rate of 4.875 per cent. per annum payable semi-annually in arrear on 7 March and 7 September and together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

Neither this Note nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Note has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

WILLIAM HILL PLC

By:
Director

By:
Director/Company Secretary

Dated as of 27 May 2016.

Issued in London, England.

Certificate of authentication

This Note is duly authenticated without recourse, warranty or liability.

Duly authorised for and on behalf of
Citibank, N.A., London Branch as Principal Paying Agent

On the back: Terms and Conditions to be endorsed.

FORM OF COUPON

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

WILLIAM HILL PLC

£350,000,000 4.875 PER CENT. GUARANTEED NOTES DUE 2023

Coupon appertaining to a Note in the denomination of £[        ].

This Coupon is separately	Coupon for
negotiable, payable to bearer,	£[ ]
and subject to the	due on
Conditions of the said Notes.	[•], 20[ ]

This Coupon is payable to bearer subject to the Conditions.

[No.]	[ ]	ISIN: XS1412547660	[Serial No.]

On the back:

PRINCIPAL PAYING AGENT

Citibank, N.A., London Branch

Citigroup Centre

Canary Wharf

London

E14 5LB

PART 2

CONDITIONS OF THE NOTES

The £350,000,000 4.875 per cent. Guaranteed Notes due 2023 (the “Notes”, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 17 and forming a single series with the Notes) of William Hill PLC (the “Issuer”) are constituted by a Trust Deed dated 27 May 2016 (the “Trust Deed”) made between the Issuer and William Hill Organization Limited, WHG (International) Limited and William Hill Australia Holdings Pty Limited (each a “Guarantor” and together, the “Guarantors” and the expression “Guarantors” shall include any Subsidiary of the Issuer which becomes a Guarantor pursuant to Condition 3(d) but shall not include any Subsidiary of the Issuer which has ceased to be a Guarantor pursuant to Condition 3(c)) as guarantors and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include its successor(s)) as trustee for the holders of the Notes (the “Noteholders”) and the holders of the interest coupons appertaining to the Notes (the “Couponholders” and the “Coupons” respectively).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and the Agency Agreement dated 27 May 2016 (the “Agency Agreement”) made between the Issuer, the Guarantors, Citibank, N.A., London Branch as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor principal paying agent and together with any other paying agents appointed from time to time, the “Paying Agents”, which expression shall include any additional or successor paying agents) and the Trustee are available for inspection during normal business hours by the Noteholders and the Couponholders at the registered office for the time being of the Trustee, being at the date of issue of the Notes at Fifth Floor, 100 Wood Street, London EC2V 7EX and at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1	Form, Denomination And Title

(a)	Form and Denomination

The Notes are in bearer form, serially numbered, in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000, each with Coupons attached on issue. Notes of one denomination may not be exchanged for Notes of any other denomination.

(b)	Title

Title to the Notes and to the Coupons will pass by delivery.

(c)	Holder Absolute Owner

The Issuer, each Guarantor, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon or of any trust or interest therein) and shall not be required to obtain any proof thereof or as to the identity of such bearer.

2	Status of the Notes

The Notes and the Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

3	Notes Guarantee

(a)	Notes Guarantee

The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been jointly and severally unconditionally and irrevocably (subject to the provisions of Condition 3(c)) guaranteed by each of the Guarantors (the “Notes Guarantee”) in the Trust Deed. As of the Issue Date, the Guarantors are William Hill Organization Limited, WHG (International) Limited and William Hill Australia Holdings Pty Limited.

(b)	Status of the Notes Guarantee

The obligations of each Guarantor under the Notes Guarantee constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of such Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

(c)	Release of a Guarantor

The Issuer may by written notice to the Trustee signed by two Directors of the Issuer request that a Guarantor cease to be a Guarantor if such Guarantor is no longer providing a Guarantee in respect of any Debt of the Issuer. Upon the Trustee’s receipt of such notice, such Guarantor shall automatically and irrevocably be released and relieved of any obligation under the Notes Guarantee. Such notice must also contain the following certifications:

(i)	no Event of Default is continuing or will result from the release of that Guarantor;

(ii)	no part of the Debt in respect of which that Guarantor is or was providing a Guarantee is at that time due and payable but unpaid; and

(iii)	such Guarantor is not (or will cease to be simultaneously with such release) providing a Guarantee in respect of any other Debt of the Issuer.

If a Guarantor provides a Guarantee in respect of any other Debt of the Issuer at any time subsequent to the date on which it is released from the Notes Guarantee as described above, such Guarantor will be required to provide a guarantee as described in Condition 3(d).

(d)	Additional Guarantors

If at any time after the Issue Date, any Subsidiary of the Issuer provides or at the time it becomes a Subsidiary is providing a Guarantee in respect of any Debt of the Issuer, the Issuer covenants that it shall procure that such Subsidiary shall at or prior to the date of the giving of such Guarantee or at the time it so becomes a Subsidiary and is providing such a Guarantee execute and deliver a supplemental trust deed with the Trustee, such supplemental trust deed to be in a form and with substance reasonably satisfactory to the Trustee, and accompanied by such opinion(s) as the Trustee shall require pursuant to which such Subsidiary shall guarantee the obligations of the Issuer in respect of the Notes, the Coupons and the Trust Deed on terms mutatis mutandis as the Notes Guarantee including, but not limited to, such guarantee being joint and several. Each other Guarantor has in the Trust Deed confirmed that it has consented to any such entity becoming a Guarantor as aforesaid without any need for it to execute any supplemental trust deed.

(e)	Notice of change of Guarantors

Notice of any release of a Guarantor or addition of a Guarantor pursuant to this Condition will be given to the Noteholders in accordance with Condition 13.

4	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed), each of the Issuer and each Guarantor shall not, and the Issuer shall procure that no other Subsidiary of it shall create, assume or permit to subsist, as security for any Debt, any Security other than any Permitted Security upon the whole or any part of its present or future revenues or assets unless, in any such case, the Issuer and/or the relevant Guarantor and/or the other Subsidiary, as the case may be, shall simultaneously with, or prior to, the creation or assumption of such Security and, in any other case, promptly, take any and all action necessary to procure that all amounts payable in respect of the Notes by the Issuer and by the Guarantors in respect of the Notes Guarantee, are secured equally and rateably with the Debt secured by such Security to the satisfaction of the Trustee or that such other Security is provided or such other arrangement (whether or not including the giving of Security) is made as the Trustee shall, in its absolute discretion, deem not materially less beneficial to the interests of the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

5	Interest

(a)	Interest Rate and Interest Payment Dates

The Notes bear interest on their principal amount from and including the Issue Date at the rate of 4.875 per cent. per annum (the “Rate of Interest”), payable semi-annually in arrear on 7 March and 7 September in each year (each an “Interest Payment Date”). The first payment (for the period from and including 27 May 2016 to but excluding 7 September 2016 and amounting to £13.64 per Calculation Amount) shall be made on 7 September 2016. Each payment thereafter (for each full half-year from and including 7 September 2016 to but excluding 7 September 2023 and amounting to £24.375 per Calculation Amount) shall be made on the relevant Interest Payment Date. In the case of any such period, the amount of interest payable in respect of a Note shall be the product of the relevant amount per Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the denomination of such Note.

(b)	Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event interest shall continue to accrue as provided in the Trust Deed.

(c)	Calculation of Broken Interest

Whenever interest is required to be calculated in respect of a period other than the periods described in Condition 5(a), it shall be calculated by (i) applying the Rate of Interest to the Calculation Amount, (ii) multiplying such product by (a) the actual number of days in the period from and including the date from which interest begins to accrue to but excluding the date on which it falls due (such period, the “Accrual Period”) divided by (b) the product of (A) the number of days in the Determination Period in which the

Accrual Period falls (“Determination Period” means the period from and including the earlier of the 7 March or 7 September (as the case may be) preceding the date on which such interest falls due to but excluding the earlier of the next following 7 September or 7 March (as the case may be)) and (B) two and (iii) rounding the resultant figure to the nearest pence, half of any pence being rounded upwards. In the case of any such period, the amount of interest payable in respect of a Note shall be the product of the amount (determined in the manner provided above) per Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the denomination of such Note, without any further rounding.

6       Payments

(a)	Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

(b)	Method of Payment

Payments will be made by credit or transfer to an account in pounds sterling maintained by the payee with or, at the option of the payee, by a cheque in pounds sterling drawn on, a bank in London.

(c)	Missing Unmatured Coupons

Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 9) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

(d)	Payments subject to Applicable Laws

Payments in respect of principal and interest on the Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment but without prejudice to the provisions of Condition 8.

(e)	Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5, be entitled to any further interest or other payment if a Presentation Date is after the due date.

(f)	Initial Paying Agent

The name of the initial Paying Agent and its initial specified office are set out at the end of these Conditions. The Issuer and the Guarantors reserve the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

(i)	there will at all times be a Principal Paying Agent; and

(ii)

there will at all times be at least one Paying Agent (which may be the Principal Paying Agent) having its specified office in a European city which so long as the Notes are admitted to official listing on the London Stock Exchange shall be London or such other place as the UK Listing Authority may approve.

Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Issuer in accordance with Condition 13.

7	Redemption and Purchase

(a)	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 7 September 2023, subject as provided in Condition 6(e).

(b)	Redemption for Taxation Reasons

If the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that:

(i)

on the next Interest Payment Date either (i) the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 or (ii) the Issuer is unable to make payment itself and all of the Guarantors in making payment themselves would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after (i) in the case of the Issuer or the Subsidiary of the Issuer which is the Guarantor as at the Issue Date, 25 May 2016 or (ii) in the case of any Subsidiary of the Issuer which becomes a Guarantor after the Issue Date, the first day after such Subsidiary becomes a Guarantor pursuant to Condition 3(d); and

(ii)	the requirement cannot be avoided by the Issuer or, as the case may be, any Guarantor or Guarantors taking reasonable measures available to it or them, as the case may be,

the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantors would be required to pay such additional amounts, were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the requirement referred to in (i) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer or, as the case may be, the Guarantors taking reasonable measures available to it or them, as the case may be, and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

(c)	Redemption at the Option of the Holders upon a Put Event

If a Put Event occurs, unless notice of redemption of all of the Notes has previously been given pursuant to Condition 7(b) or 7(d), each Noteholder shall have the option to require the Issuer to redeem or (at the option of the Issuer) purchase the Notes of such holder at a cash purchase price equal to 101 per cent. of the principal amount thereof together with interest accrued to but excluding the date of redemption or purchase, as the case may be. Such option shall operate as set out below.

As soon as practicable after the occurrence of a Put Event and in any case not later than 30 days thereafter, the Issuer shall, and at any time upon the Trustee becoming aware that a Put Event has occurred the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give a notice (the “Change of Control Notice”) to the Trustee (in the case of a notice from the Issuer) and the Noteholders in accordance with Condition 13 stating:

(i)	that a Put Event has occurred and that each Noteholder is entitled to require the Issuer to redeem or purchase the Notes of such holder pursuant to this Condition 7(c);

(ii)	the circumstances and relevant facts regarding such Put Event;

(iii)	the redemption or purchase price and the redemption or purchase date (which shall be the date falling seven days after the expiry of the Put Period (the “Put Date”)); and

(iv)	the procedures for exercising the option in this Condition 7(c).

To exercise the option to require the redemption or purchase of a Note under this Condition 7(c), the holder of the Note must deliver such Note at the specified office of a Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Put Period”) of 45 days after the Change of Control Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of each Paying Agent (a “Change of Control Put Notice”). The Note should be delivered together with all Coupons appertaining thereto maturing after the Put Date, failing which the relevant Paying Agent will require payment of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed in the manner provided in Condition 6(c). The relevant Paying Agent will issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered. If the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, payment in respect of any Note so delivered will be made on the Put Date by transfer to that bank account. In every other case, payment in respect of any Note so delivered will be made on or after the Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of a Paying Agent. A Change of Control Put Notice, once given shall be irrevocable. For the purposes of these Conditions, receipts issued pursuant to this Condition shall be treated as if they were Notes. The Issuer shall redeem or purchase the relevant Notes on the Put Date unless previously redeemed and cancelled or purchased.

The Trustee is under no obligation to ascertain whether a Put Event or any event which could lead to the occurrence of or could constitute a Put Event has occurred and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Put Event or other such event has occurred.

A “Put Event” will occur if while any of the Notes remains outstanding:

(i)	a Change of Control occurs; and

(ii)

either (a) the Notes do not have an Investment Grade rating from at least two of the Rating Agencies at the time the Change of Control occurs or (b) the Notes do have an Investment Grade rating from at least two of the Rating Agencies (and if there are more than two such ratings, the Issuer shall be entitled to determine which two Rating Agencies shall be relevant for the purposes of this provision) at the time the Change of Control occurs but at any time during the Change of Control Period either such Rating Agency rates the Notes as non-Investment Grade and such rating is not within the Change of Control Period restored to an Investment Grade rating by such Rating Agency or replaced by an Investment Grade rating of another Rating Agency, or any such Rating Agency withdraws its rating of the Notes and the rating of such Rating Agency is not within the Change of Control Period replaced by an Investment Grade rating of another Rating Agency; and in each case such Rating Agency announces or publicly confirms or informs the Trustee in writing that such non-Investment Grade rating or withdrawal of rating was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable Change of Control (whether or not the Change of Control shall have occurred at the time such rating is given or rating is withdrawn).

(d)	Redemption at the Option of the Issuer

The Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 13; and

(ii)	notice to the Trustee and the Principal Paying Agent not less than 15 days before the giving of the notice referred to in (i),

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all of the Notes or, subject as provided in Condition 7(e) below, from time to time some only at any time at such amount as is equal to the greater of the following together with interest accrued to but excluding the date of redemption:

(A)	the principal amount outstanding of the Notes; and

(B)

the price, expressed as a percentage (as reported in writing to the Issuer and the Trustee by a financial adviser approved by the Trustee), at which the Gross Redemption Yield on the Notes (if the Notes were to remain outstanding to their original maturity) on the Calculation Date is equal to (x) the Gross Redemption Yield at 3.00 p.m. (London time) on that date of the 2.25 per cent. Treasury Stock due September 2023 (or, where such financial adviser advises the Issuer and the Trustee that, for reasons of illiquidity or otherwise, such stock is not appropriate for such purpose, such other government stock as such financial adviser may recommend) plus (y) 0.50 per cent.

For such purposes, “Calculation Date” means the date which is the second business day in London prior to the date of redemption and “Gross Redemption Yield” means a yield calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and Undated Gilts and Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8 June 1998 and subsequently updated on 15 January 2002 and 16 March 2005 and as further updated or amended from time to time). For the purposes of the above calculation, “business day in London” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London.

(e)	Provisions relating to Partial Redemption

In the case of a partial redemption of Notes, Notes to be redeemed will be selected, in such place as the Trustee may approve and in such manner as the Trustee may deem appropriate and fair, not more than 30 days before the date fixed for redemption. Notice of any such selection will be given not less than 15 days before the date fixed for redemption. Each notice will specify the date fixed for redemption and the aggregate principal amount of the Notes to be redeemed, the serial numbers of the Notes called for redemption, the serial numbers of Notes previously called for redemption and not presented for payment and the aggregate principal amount of the Notes which will be outstanding after the partial redemption.

(f)	Purchases

The Issuer, any Guarantor or any of the Issuer’s other Subsidiaries may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price. Such Notes may be held, reissued, resold or, at the option of the Issuer, surrendered to the Principal Paying Agent for cancellation.

(g)	Cancellations

All Notes which are purchased and surrendered to the Principal Paying Agent pursuant to Condition 7(f) or redeemed will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly cannot be reissued or resold.

(h)	Notices Final

Upon the expiry of any notice as is referred to in Condition 7(b) or 7(d) above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.

8	Taxation

(a)	Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer or a Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of any Relevant Jurisdictions unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(i)

presented for payment by or on behalf of a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or Coupon; or

(ii)

presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming, whether or not such is in fact the case, that day to have been a Presentation Date.

Notwithstanding any other provision of the Terms and Conditions of the Notes or the Trust Deed, any amounts to be paid on the Notes by or on behalf of the Issuer will be paid net of any deduction or withholding imposed or required pursuant to FATCA (any such withholding or deduction, a “FATCA Withholding”). None of the Issuer, any Guarantor or any other person will be required to pay any additional amounts in respect of FATCA Withholding.

(b)	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9	Prescription

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6(c).

10	Events of Default

(a)	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), (but, in the case of the happening of any of the events described in subparagraphs (ii) to (iv) (other than the winding up or dissolution of the Issuer or a Guarantor), and (v) to (vii) inclusive below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Noteholders) give notice to the Issuer that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their principal amount, together with accrued interest as provided in the Trust Deed, in any of the following events (“Events of Default”):

(i)

if default is made in the payment of any (1) principal or (2) premium or purchase moneys due under Condition 7(c) in respect of any of the Notes for a period of seven days or more or if default is made in the payment of any interest due in respect of any of the Notes for a period of 14 days or more; or

(ii)

if the Issuer or a Guarantor fails to perform or observe any of its obligations under these Conditions or the Trust Deed (other than any obligation for either the payment of any (1) principal or (2) premium or purchase moneys due under Condition 7(c) or (3) interest or as provided in (x) below) and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(iii)

if (1) any Indebtedness for Borrowed Money of the Issuer, a Guarantor or any Principal Subsidiary becomes due and repayable prematurely by reason of an event of default (however described); (2) the Issuer, a Guarantor or any Principal Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any originally applicable grace period; (3) any security given by the Issuer, a Guarantor or any Principal Subsidiary for any Indebtedness for Borrowed Money becomes enforceable and steps are taken to enforce the same; or (4) default is made by the Issuer, a Guarantor or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other Person; provided that no event described in this subparagraph (iii) shall constitute an Event of Default unless the relevant amount of Indebtedness for Borrowed Money or other relative liability due and unpaid, either alone or when aggregated (without duplication) with other amounts of Indebtedness for Borrowed Money and/or other liabilities due and remaining unpaid as referred to in (1) to (4) above which have occurred and are continuing, amounts to at least £25,000,000 (or its equivalent in any other currency); or

(iv)

if any order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer, a Guarantor or any Principal Subsidiary, save for (1) the purposes of a reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders or (2) in the case of a Principal Subsidiary, a voluntary solvent winding up in connection with the transfer of all or substantially all of its business, undertaking and assets to the Issuer, a Guarantor or any other Subsidiary of the Issuer which thereby becomes a Principal Subsidiary; or

(v)

if any of the Issuer, a Guarantor or any Principal Subsidiary ceases or threatens to cease to carry on the whole or substantially the whole of its business, save for (1) the purposes of a reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, (2) in the case of a Principal Subsidiary, in connection with the transfer of all or substantially all of its business, undertaking and assets to the Issuer, a Guarantor or any other Subsidiary of the Issuer which thereby becomes a Principal Subsidiary or (3) the purposes of a Permitted Disposal; or the Issuer, a Guarantor or any Principal Subsidiary stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts (in the case of the Issuer and William Hill Organization Limited, within the meaning of section 123(1)(e) or (2) of the Insolvency Act 1986) pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(vi)

if (1) proceedings are initiated against the Issuer, a Guarantor or any Principal Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of a liquidator, administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, a Guarantor or any Principal Subsidiary or, as the case may be, in relation to the whole or any substantial part of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or any substantial part of the undertaking or assets of any of them, and (2) in any such case (other than the appointment of an administrator or an administrative receiver appointed following presentation of a petition for an administration order) unless initiated by the relevant company, is not discharged within 21 days, save in any such case for the purpose of a reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders or, in the case of a Principal Subsidiary, in connection with the transfer of all or substantially all of its business, undertaking and assets to the Issuer, a Guarantor or any other Subsidiary of the Issuer which thereby becomes a Principal Subsidiary; or

(vii)

if the Issuer, a Guarantor or any Principal Subsidiary (or their respective directors or shareholders) initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium), save in any such case for the purpose of a reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders or, in the case of a Principal Subsidiary, in connection with the transfer of all or substantially all of its business, undertaking and assets to the Issuer, a Guarantor or any other Subsidiary of the Issuer which thereby becomes a Principal Subsidiary; or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(viii)	if the Notes Guarantee ceases to be, or is claimed by the Issuer or a Guarantor not to be, in full force and effect in relation to any Guarantor (except in accordance with Condition 3(c)); or

(ix)	if a Guarantor ceases to be a Subsidiary wholly-owned and controlled, directly or indirectly, by the Issuer; or

(x)

if the Issuer or a Guarantor fails to perform or observe any of its obligations under Condition 4 and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(xi)	if any event occurs which, under the laws of any Relevant Jurisdiction, has or may have, in the Trustee’s opinion, an analogous effect to any of the events referred to in subparagraphs (iv) to (vii).

(b)	Reports

A report by two Directors of the Issuer addressed to the Trustee that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties.

11	Enforcement

(a)	Enforcement by the Trustee

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or any one or more of the Guarantors as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or prefunded to its satisfaction.

(b)	Enforcement by the Noteholders

No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or any Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12	Replacement of Notes and Coupons

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

13	Notices

(a)	Notices to the Noteholders

All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. It is expected that publication will normally be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or the relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this paragraph.

(b)	Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Principal Paying Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

14	Substitution

The Trustee may agree, subject to the conditions set out in the immediately following sentence, but without the consent of the Noteholders or the Couponholders, to the substitution of the Holding Company or of a Subsidiary of the Issuer or of a Successor in Business (as defined in the Trust Deed) in place of the Issuer as principal debtor under the Notes and the Coupons and under the Trust Deed. Such agreement may only be granted if, inter alia, the Trustee is satisfied that such substitution is not materially prejudicial to the interests of the Noteholders and the Couponholders.

15	Meetings of Noteholders, Modification, Waiver, Authorisation and Determination

(a)	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification or abrogation by Extraordinary Resolution of any of these Conditions or any of the provisions of the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that, at any meeting the business of which includes the modification of certain of the provisions of these Conditions and certain of the provisions of the Trust Deed (as more fully described in the Trust Deed), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one third, of the principal amount of the Notes for the time being outstanding. The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held by a majority consisting of not less than three-fourths of the persons voting at such meeting or three-fourths of the votes cast on a poll, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding or (iii) consents given by way of electronic consents though the relevant clearing system(s) (in accordance with the Trust Deed) by or on behalf of the holder(s) of not less than three-fourths in principal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

(b)	Modification, Waiver, Authorisation and Determination

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed or the Agency Agreement, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders) or may agree, without any such consent as aforesaid, to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven.

(c)	Trustee to have Regard to Interests of Noteholders as a Class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, any Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

(d)	Notification to the Noteholders

Any modification, abrogation, waiver, authorisation, determination or substitution shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification or substitution shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

16	Indemnification of the Trustee And Its Contracting with the Issuer and/or a Guarantor

(a)	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction.

(b)	Trustee Contracting with the Issuer and/or a Guarantor

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or any Guarantor and/or any of the Issuer’s other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any Guarantor and/or any of the Issuer’s other Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17	Further Issues

The Issuer is at liberty from time to time without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue. Any further notes or bonds which are to form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed shall, and any other further notes or bonds may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides.

18	Governing Law

(a)	Governing Law

The Trust Deed (including the Notes Guarantee), the Notes and the Coupons and any non-contractual obligations arising out of or in connection with any of them are governed by, and will be construed in accordance with, English law.

(b)	Jurisdiction

The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Note or Coupons and accordingly any legal action or proceedings arising out of or in connection with any Notes or Coupons (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantors irrevocably submits to the jurisdiction of the courts of England and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the holders of the Notes and Coupons and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)	Agent for Service of Process

Each of WHG (International) Limited and William Hill Australia Holdings Pty Limited irrevocably appoints William Hill PLC as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by WHG (International) Limited or William Hill Australia Holdings Pty Limited). If for any reason such process agent ceases to be able to act as such or no longer has an address in London, each of WHG (International) Limited and William Hill Australia Holdings Pty Limited irrevocably agrees to appoint a substitute process agent and shall immediately notify Noteholders of such appointment in accordance with Condition 13. Nothing shall affect the right to serve process in any manner permitted by law.

19	Rights of Third Parties

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20	Definitions

For the purposes of these Conditions:

“Applicable Percentage” means:

(i)	for so long as any of the Existing Bonds remains outstanding, 5 per cent.; and

(ii)	from (and including) the date on which none of the Existing Bonds remains outstanding, 10 per cent.;

“Business Day” means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place;

“Calculation Amount” means £1,000;

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, and all rights to purchase, warrants, options or other equivalents with respect to any of the foregoing, but excluding any debt securities convertible into or exchangeable for such equity;

“Change of Control” means:

(i)

any Person or any Persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer or any holding company of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (a) more than 50 per cent. of the issued or allotted ordinary share capital of the Issuer or (b) shares in the capital of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Issuer; or

(ii)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person;

“Change of Control Period” means the period:

(i)	commencing on the date that is one Business Day in London before the date of the relevant Change of Control; and

(ii)

ending 90 days after the date of the Change of Control or such longer period for which the Notes are under consideration by a Rating Agency for rating or rating review (such consideration having been announced publicly within the period ending 90 days after the date of the Change of Control and such period not to exceed 60 days after the public announcement of such consideration);

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Consolidated EBIT” means, in respect of any period, the EBIT for such period of all members of the Group included in the Group’s consolidated financial statements for such period, calculated on a consolidated basis without double counting; provided that if, in respect of any period, such calculation results in zero or a negative number, Consolidated EBIT for such period shall be deemed to be £1;

“Debt” means, with respect to any Person on any date of determination (without duplication):

(i)	the principal of and premium (if any such premium is then due and owing) in respect of:

(a)	moneys borrowed by such Person; and

(b)	indebtedness evidenced by bonds, notes, debentures, loan stock or other similar instruments for the payment of which such Person is responsible or liable;

(ii)	all finance or capital leases (as defined by reference to GAAP applied in the preparation of the Original Financial Statements) of such Person;

(iii)	all the principal of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(iv)	the principal of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(v)	the principal of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(vi)

all obligations of such Person in respect of bid, performance, advanced payment, completion, surety or appeal bonds or Guarantees or counter-indemnities of any of the foregoing, VAT guarantees or similar instruments and all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (including Guarantees or indemnities related thereto);

(vii)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person (but excluding, in each case, any accrued dividends); and

(viii)

all obligations of the type referred to in subparagraphs (i) through (vii) of other Persons and all dividends of other Persons for, the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, provided that “Debt” shall not include any netting, set-off or other cash pooling arrangement entered into by any member of the Group in the ordinary course of its banking arrangements;

“Disqualified Stock”, with respect to any Person, means any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the stated maturity of the Notes;

(ii)	is convertible or exchangeable at the option of the holder for Debt or Disqualified Stock; or

(iii)

is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Notes, and any Preferred Stock of a Subsidiary of the Issuer, provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer or a Subsidiary of it to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the stated maturity of the Notes shall not constitute Disqualified Stock if:

(i)

the “change of control” provisions applicable to such Capital Stock are not more favourable to the holders of such Capital Stock than the terms applicable to the Notes and described under Condition 7(c) (“Redemption at the Option of the Holders upon a Put Event”); and

(ii)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the redemption or purchase of any Notes tendered pursuant thereto.

If Capital Stock is issued to any plan for the benefit of directors, officers or employees of the Issuer or any of its Subsidiaries or by any such plan to such directors, officers or employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any Subsidiary of it in order to satisfy applicable statutory or regulatory obligations;

“EBIT” means, in respect of a member of the Group, in respect of any period, the profit or loss of that member of the Group for such period:

(i)	before any deduction of tax;

(ii)	before interest or other finance income or expense;

(iii)	before any write off, charge or amortisation of any fair value adjustments on acquisitions;

(iv)	excluding extraordinary or exceptional items;

(v)

after deducting (to the extent otherwise included) the amount of profit (or adding back the loss) of that member of the Group which is attributable to any third party (not being a member of the Group) which is a shareholder in that member of the Group;

(vi)

after deducting (to the extent otherwise included) any gain over book value arising in favour of that member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period;

(vii)

after adding back (to the extent otherwise included) any loss against book value incurred by that member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss arising on any revaluation of any asset during such period; and

(viii)	without taking into account any non-cash and non-trading items included in the statement of total recognised income and expense;

“Existing Bonds” means the Issuer’s £300 million 7.125 per cent. Guaranteed Notes due 2016 and the Issuer’s £375 million 4.25 per cent. Guaranteed Notes due 2020;

“FATCA” means (i) sections 1471 through 1474 of the Code; (ii) any similar or successor legislation to sections 1471 to 1474 of the Code; (iii) any regulations or guidance pursuant to any of the foregoing; (iv) any official interpretations of any of the foregoing; (v) any intergovernmental agreement to facilitate the implementation of any of the foregoing (an “IGA”); (vi) any law implementing an IGA; or (vii) any agreement with the United States or any other jurisdiction or authority pursuant to the foregoing;

“GAAP” means generally accepted accounting practice in the United Kingdom;

“Group” means the Issuer and its Subsidiaries;

“Guarantee” means any obligation of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, of such Person:

(i)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(ii)	entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

The term “Guarantee” used as a verb has a corresponding meaning;

“Holding Company” means the ultimate holding company for the time being of the Issuer or, if at any relevant time there shall be no such Holding Company, then Holding Company shall mean the Issuer itself;

“Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) moneys borrowed, (ii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash or (iii) any liability under or in respect of any acceptance or acceptance credit;

“Investment Grade” means, with respect to a rating given by a Rating Agency, an investment grade credit rating (Baa3 or BBB-, as the case may be, or equivalent, or better) from such Rating Agency;

“Issue Date” means 27 May 2016;

“Original Financial Statements” means the audited consolidated financial statements of the Issuer, for the financial year ended 29 December 2015;

“Permitted Disposal” means a bona fide disposal for full value on an arm’s length basis of the whole or substantially the whole of the business, undertaking and assets of the Issuer, a Guarantor or a Principal Subsidiary;

“Permitted Security” means:

(i)	any Security existing at the Issue Date;

(ii)

any Security on assets acquired by a member of the Group after the Issue Date provided that (a) any such Security is in existence prior to, and has not been created at the instigation of the Issuer and/or any Guarantor, as the case may be, in contemplation of, such acquisition and (b) the amount secured by such Security does not exceed, at any time, the amount secured thereby as at the date of acquisition (the “Maximum Amount”);

(iii)

any Security on assets of a company which becomes a member of the Group after the Issue Date provided that (a) any such Security is in existence prior to, and has not been created at the instigation of the Issuer and/or any Guarantor, as the case may be, in contemplation of, such company becoming a member of the Group and (b) the amount secured by such Security does not exceed, at any time, the amount secured thereby as at the date such company becomes a member of the Group (the “Maximum Amount”);

(iv)

any Security created after the Issue Date as additional security for the amount secured by any Security falling within (i), (ii) or (iii) above the agreement for which contains an obligation to create such additional security;

(v)

any Security created for the purpose of securing a counter-indemnity or any other obligations provided by any member of the Group in connection with the issuance of any performance bonds, advance payment bonds or documentary letters of credit arising in the ordinary course of its business;

(vi)

any Security created as security for any Debt incurred solely for the purpose of any extension of maturity, renewal or refinancing of any indebtedness secured by Security permitted by (i) to (v) above; and

(vii)

(x) any Security on assets acquired by a member of the Group or on assets of a company which becomes a member of the Group, in each case referred to in (ii) and (iii) above to the extent that the Debt secured thereby exceeds the relevant Maximum Amount and (y) any other Security created over any asset of any member of the Group (other than any Security referred to in (i) to (vi) above) provided that the maximum aggregate amount of the Debt secured by such Security referred to in (x) and (y) (being, in the case of any Security referred to in (x) above, the excess over the relevant Maximum Amount) does not, on the date of creation of the latest such Security or, as the case may be, the assumption of any such additional Debt, exceed £150,000,000;

“Person” means, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any series (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other series of such corporation;

“Presentation Date” means a day which (subject to Condition 9): (i) is or falls after the relevant due date;

(ii)	is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

(iii)	in the case of payment by credit or transfer to a pounds sterling account in London as referred to above), is a Business Day in London;

“Principal Subsidiary” means each Subsidiary of the Issuer whose contribution to Consolidated EBIT equals or exceeds the Applicable Percentage of Consolidated EBIT in respect of any financial year. For this purpose:

(i)	the contribution of a Subsidiary of the Issuer shall be made by reference to:

(a)	the latest unconsolidated financial statements of the relevant company used for the purpose of the latest annual or semi-annual consolidated financial statements of the Issuer; and

(b)	the latest annual or semi-annual consolidated financial statements of the Issuer; and

(ii)

any Subsidiary of the Issuer to which any Principal Subsidiary transfers all or substantially all of its assets or business shall be deemed to be a Principal Subsidiary. In such case, the relevant transferring Subsidiary shall cease to be a Principal Subsidiary; and

(iii)

any company that becomes a member of the Group shall (on becoming a member of the Group) be a Principal Subsidiary if such would have been the case had the relevant company become a member of the Group prior to the end of the relevant financial year, but a company becoming a Principal Subsidiary under this paragraph (iii) shall cease to be a Principal Subsidiary on the next occasion on which such financial statements are published, unless it is otherwise determined to be a Principal Subsidiary in accordance with the other provisions of this definition;

“Put Event” is as defined in Condition 7(c);

“Rating Agency” means (i) Moody’s Investors Services Ltd., (ii) Standard & Poor’s Credit Market Services Europe Limited or (iii) Fitch Ratings Ltd or their respective successors or any internationally recognised securities rating agency or agencies substituted for any of them by the Issuer from time to time with the prior written approval of the Trustee (which approval may be given by the Trustee if to do so would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders) (and the Trustee may (and shall if so required by the Issuer, subject to its being indemnified and/or secured and/or prefunded to its satisfaction) consult promptly and may rely absolutely on advice from a reputable financial adviser in this regard and shall not be liable to the Noteholders, Couponholders or any other person for such reliance) and, in each case, their successors but excluding any rating agency providing a rating of the Notes on an unsolicited basis;

“Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 13;

“Relevant Jurisdiction” means:

(i)

in respect of the Issuer and (for so long as it is a Guarantor) William Hill Organization Limited, the United Kingdom or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or William Hill Organization Limited, as the case may be, is or becomes subject in respect of payments on the Notes and Coupons;

(ii)

in respect of William Hill Australia Holdings Pty Limited (for so long as it is a Guarantor), Australia or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which William Hill Australia Holdings Pty Limited is or becomes subject in respect of payments on the Notes and Coupons;

(iii)

in respect of WHG (International) Limited (for so long as it is a Guarantor), Gibraltar or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which WHG (International) Limited is or becomes subject in respect of payments on the Notes and Coupons; and

(iv)

in respect of any other Subsidiary of the Issuer that becomes a Guarantor pursuant to Condition 3(d), the jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which such Subsidiary is or becomes subject in respect of payments in respect of the Notes and Coupons;

“Security” means (a) any mortgage, charge, pledge, lien or other security interest other than a lien arising solely by operation of law; (b) any trust or similar agreement or arrangement entered into with the intention of creating security; and (c) any right of set-off, flawed asset or similar arrangement relating to credit balances and which (in the case of any of (a), (b) or (c)) secures any Debt of any Person; and

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006 as amended.

PRINCIPAL PAYING AGENT

Citibank, N.A., London Branch

Citigroup Centre

Canary Wharf

London

E14 5LB

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and the Guarantors with the approval of the Trustee and notice of which has been given to the Noteholders.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

DEFINITIONS

1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent in which:

(a)

it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such Block Voting Instruction; and

(2)

the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(F) of the necessary amendment to the Block Voting Instruction;

(b)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)

the aggregate principal amount of the Notes so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)

one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of clause 1.2(g) of the Trust Deed shall apply to this definition;

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)	a holder of a Note in definitive form;

(b)	a bearer of any Voting Certificate; and

(c)	a proxy specified in any Block Voting Instruction;

Extraordinary Resolution means:

(a)

a resolution passed at a meeting duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the Eligible Persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll;

(b)

a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)

consent given by way of electronic consents through the relevant Clearing System(s) (in accordance with paragraph 19) by or on behalf of the holders of not less than three-fourths in principal amount of the Notes for the time being outstanding.

Ordinary Resolution means:

(a)

a resolution passed at a meeting duly convened and held in accordance with these presents by a clear majority of the Eligible Persons voting thereat on a show of hands or, if a poll is duly demanded, by a clear majority of the votes cast on such poll;

(b)

a resolution in writing signed by or on behalf of the holders of not less than a clear majority in principal amount of the Notes for the time being outstanding, which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)

consent given by way of electronic consents through the relevant Clearing System(s) (in accordance with paragraph 19) by or on behalf of the holders of not less than a clear majority in principal amount of the Notes for the time being outstanding.

Voting Certificate means an English language certificate issued by a Paying Agent in which it is stated:

(a)

that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such Voting Certificate; and

(2)	the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given or the day on which such meeting is held (or, for the purposes of calculating a period of Clear Days before an adjourned meeting, the day on which the meeting to be adjourned is held).

All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.

A holder of a Note (whether in definitive form or represented by a Global Note) which is held in an account with any Clearing System may require the issue by a Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Principal Paying Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent or the Clearing System in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

3. (A)	Definitive Notes not held in a Clearing System - Voting Certificate

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) may obtain a Voting Certificate in respect of such Note from a Paying Agent subject to such holder having procured that such Note is deposited with such Paying Agent or (to the satisfaction of such Paying Agent) is held to its order or under its control upon terms that no such Note will cease to be so deposited or held until the first to occur of:

(i)	the conclusion of the meeting specified in such Voting Certificate; and

(ii)	the surrender of the Voting Certificate to the Paying Agent who issued the same.

(B)	Global Notes and definitive Notes held in a Clearing System - Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 3(D)) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such holder’s interest in the Note is held specifying by name a person (an Identified Person) (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(C)	Definitive Notes not held in a Clearing System - Block Voting Instruction

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) may require a Paying Agent to issue a Block Voting Instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Note is held to the Paying Agent’s order or under its control, in each case on terms that no such Note will cease to be so deposited or held until the first to occur of:

(a)	the conclusion of the meeting specified in such Block Voting Instruction; and

(b)

the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited or held Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(F) hereof of the necessary amendment to the Block Voting Instruction;

and instructing the Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

(D)	Global Notes and definitive Notes held in a Clearing System - Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such holder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Principal Paying Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(E)

Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction.

(F)

Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4.

The Issuer, the Guarantors or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the Issuer or the Guarantors is about to convene any such meeting the Issuer or the Guarantors, as the case may be, shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing.

5.

At least 21 Clear Days’ notice specifying the place, day and hour of meeting shall be given to the holders prior to any meeting in the manner provided by Condition 13. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed. Such notice shall include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantors (unless the meeting is convened by the Guarantors).

6.

A person (who may but need not be a holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.

At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business (including the passing of an Ordinary Resolution) and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to subclause 19.2 and clause 21 of the Trust Deed, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)

reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(ii)	alteration of the currency in which payments under the Notes and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal or substitution as is described in paragraphs 19(i) and (j); and

(v)	alteration of this proviso or the proviso to paragraph 9,

the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding.

8.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.

At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 7 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Notes for the time being outstanding.

10.

Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11.

Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, any Guarantor, the Trustee or any Eligible Person (whatever the amount of the Notes so held or represented by him).

12.

At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.

Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.

The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.

Any director or officer of the Trustee, its lawyers and financial advisors, any director or officer of the Issuer or, as the case may be, the Guarantors, their lawyers and financial advisors, any director or officer of any of the Paying Agents and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in clause 1 of the Trust Deed.

17.	At any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

(b)

on a poll every Eligible Person present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate, in principal amount of the Notes held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.

The proxies named in any Block Voting Instruction need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantors.

19.

The Principal Paying Agent shall confirm the result of voting on any electronic consent in writing to the Issuer and the Trustee (in a form reasonably satisfactory to the Trustee) (which confirmation may be given by email), specifiying as of the deadline for the electronic consent: (i) the outstanding principal amount of the Notes and (ii) the outstanding principal amount of the Notes in respect of which consent to the resolution has been given in accordance with these presents. The Issuer and the Trustee may rely and act without further enquiry on any such confirmation from the Principal Paying Agent and shall have no liability or responsibility to anyone as a result of such reliance or action. The Trustee shall not be bound to act on any resolution purported to be passed by way of electronic consent in the absence of such a confirmation from the Principal Paying Agent in a form reasonably satisfactory to it.

20.

The Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantors, the Trustee, any Appointee and the holders and Couponholders or any of them.

(b)

Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders, the Couponholders, the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which is proposed by the Issuer, the Guarantors, the Trustee or any holder.

(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)

Power to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)

Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)

Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(j)	Power to approve the substitution of any entity for the Issuer and/or the Guarantors (or any previous substitute) as principal debtor and/or guarantor, as the case may be, under these presents.

21.

Any resolution (i) passed at a meeting of the holders duly convened and held in accordance with these presents, (ii) passed as a resolution in writing in accordance with these presents or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at any meeting and whether or not voting on the resolution and upon all

Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

22.

Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

23. (A)	If and whenever the Issuer has issued and has outstanding Notes of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of only one series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to a conflict of interest between the holders of Notes of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one series and gives or may give rise to a conflict of interest between the holders of the Notes of one series or group of series so affected and the holders of the Notes of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each series or group of series so affected; and

(iv)

to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and holders were references to the Notes of the series or group of series in question or to the holders of such Notes, as the case may be.

(B)

If the Issuer has issued and has outstanding Notes which are not denominated in pounds sterling, or in the case of any meeting of Notes of more than one currency, the principal amount of such Notes shall

(i)

for the purposes of paragraph 4, be the equivalent in pounds sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into pounds sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and

(ii)

for the purposes of paragraphs 7, 9 and 17 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom), be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.

In such circumstances, on any poll each person present shall have one vote for each £1 (or such other pounds sterling amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Notes (converted as in paragraph (ii) above) which he holds or represents.

24.

Subject to all other provisions of these presents the Trustee may (after consultation with the Issuer and the Guarantors where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantors, the holders or the Couponholders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 13 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

SCHEDULE 4

FORM OF DIRECTORS’ CERTIFICATE

[ON THE HEADED PAPER OF THE ISSUER]

To:	The Law Debenture Trust Corporation p.l.c.

Fifth Floor

100 Wood Street

London

EC2V 7EX

Attention: the Manager, Commercial Trusts (Ref: 201631)

[Date]

Dear Sirs

£350,000,000 4.875 per cent. Guaranteed Notes due 2023

This certificate is delivered to you in accordance with clause 14(g) of the Trust Deed dated 27 May 2016 (the Trust Deed) and made between William Hill PLC (the Issuer), William Hill Organization Limited, WHG (International) Limited and William Hill Australia Pty Limited (the Original Guarantors) and The Law Debenture Trust Corporation p.l.c. (the Trustee). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, belief and information (having made all reasonable enquiries):

(a)

as at [        ][1], no Event of Default or Potential Event of Default existed [other than [        ]][2] and no Event of Default, Potential Event of Default, Put Event, Change of Control or Relevant Rating Downgrade had existed or happened at any time since [        ][3] [the certification date (as defined in the Trust Deed) of the last certificate delivered under clause 14(g)][4] [other than [        ]][5]; and

(b)

from and including [         ][3] [the certification date of the last certificate delivered under clause [14(g)]][4] to and including [        ]1, each of the Issuer and the Guarantors has complied with all its obligations under these presents (as defined in the Trust Deed) [other than [        ]][6].

[1]	Specify a date not more than 7 days before the date of delivery of the certificate.
[2]	If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.

[3]	Insert date of Trust Deed in respect of the first certificate delivered under clause 14(g), otherwise delete.
[4]	Include unless the certificate is the first certificate delivered under clause 14(g), in which case delete.

[5]	If any Event of Default, Potential Event of Default, Put Event, Change of Control or Relevant Rating Downgrade did exist or had happened, give details; otherwise delete.

[6]	If the Issuer and/or any Guarantor has failed to comply with any obligation(s), give details; otherwise delete.

For and on behalf of

William Hill PLC

Director	Director/Company Secretary

SIGNATORIES

EXECUTED as a deed by WILLIAM HILL PLC, acting by:	) ) )	/s/ JAMES HENDERSON
JAMES HENDERSON

In the presence of:		Director

Witness’s Signature:		/s/ NILAY R. PATEL

Name:		NILAY R. PATEL

Occupation:		GROUP TREASURER

Address:		50 STATION ROAD, LONDON N22 7TP

EXECUTED as a deed by WILLIAM HILL PLC on behalf of WILLIAM HILL ORGANIZATION LIMITED, acting by:	) ) ) )	/s/ LUKE THOMAS
LUKE THOMAS

In the presence of:		Director

Witness’s Signature:		/s/ NILAY R. PATEL

Name:		NILAY R. PATEL

Occupation:		GROUP TREASURER

Address:		50 STATION ROAD, LONDON N22 7TP

EXECUTED as a deed by two authorised signatories of WHG (INTERNATIONAL) LIMITED, for and on behalf of WHG (INTERNATIONAL) LIMITED	) )

/s/ LUKE THOMAS
Name: LUKE THOMAS

/s/ NILAY R. PATEL
Name: NILAY R. PATEL

Signed Sealed and Delivered for WILLIAM HILL AUSTRALIA HOLDINGS PTY LIMITED by its attorney under power of attorney dated 6 May 2016 in the presence of:

/s/ NILAY R. PATEL	/s/ LUKE THOMAS
Witness Signature	Attorney Signature

NILAY R. PATEL	LUKE THOMAS
Print Name	Print Name

EXECUTED as a deed by THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
acting by:	)

/s/ Julian Mason-Jebb
Julian Mason-Jebb

Director

/s/ Bill Rowland
Bill Rowland

Secretary Representing Law Debenture Corporate Services Ltd